Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Universal Display Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-147281, 333-142825, 333-141369, 333-138732, 333-134022, 333-131515, 333-129745, 333-124306, 333-120737, 333-112077, 333-101733, 333-74854, 333-72846, 333-60856, 333-50990, 333-48810, 333-40760 and 333-27901), registration statements on Form S-8 (Nos. 333-112067 and 333-92649) and registration statement on Form SB-2 (No. 333-81983) of Universal Display Corporation of our reports dated March 13, 2008, with respect to the consolidated balance sheets of Universal Display Corporation and subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Universal Display Corporation.

Our report dated March 13, 2008 on the consolidated financial statements refers to the adoption of the fair value method of accounting for stock-based compensation as required by Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 13, 2008